As filed with the Securities and Exchange Commission on November 17, 2006.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

PREMIER COMMUNITY BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia	54-1560968
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4095 Valley Pike

Winchester, Virginia 22602

(540) 869-6600

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Donald L. Unger

President and Chief Executive Officer

4095 Valley Pike

Winchester, Virginia 22602

(540) 869-6600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to: Wayne A. Whitham, Jr., Esquire John M. Oakey, III, Esquire Williams Mullen A Professional Corporation 1021 East Cary Street Richmond, Virginia 23219 (804) 643-1991

Approximate date of commencement of proposed sale to the public: From time to time following the effectiveness of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ __________________

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $1.00 Per Share	350,000	$20.56	$7,196,000	$770
(1)

The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant.

(2)

Pursuant to Rule 457(c), the offering price is based on the average of the high ($20.62) and low ($20.50) sales prices of one share of common stock, as reported on the Nasdaq Capital Market on November 15, 2006, and has been established solely for the purpose of calculating the registration fee.

PROSPECTUS

November 16, 2006

PREMIER COMMUNITY BANKSHARES, INC.

DIVIDEND REINVESTMENT PLAN

350,000 Shares

Common Stock, Par Value $1.00 Per Share

This prospectus relates to shares of common stock, par value $1.00 per share, of Premier Community Bankshares, Inc., a Virginia corporation, which may be offered and sold from time to time pursuant to the terms of the Premier Community Bankshares, Inc. Dividend Reinvestment Plan.

The Plan provides participants with a convenient and economical method for investing cash dividends paid on our common stock in additional shares of our common stock.  This prospectus describes the material provisions of the Plan.

Shares of common stock to be issued under the Plan will be (i) purchased on the open market or (ii) purchased directly from us from authorized but unissued shares.

Shares of our common stock are traded on the NASDAQ Capital Market under the symbol “PREM.”  The closing price for our common stock on November 15, 2006 was $20.50 per share.

We have registered 350,000 shares of our common stock for sale under the Plan.  You should keep this prospectus for future reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES OFFERED ARE OUR EQUITY SECURITIES AND ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK SUBSIDIARY OF OURS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

PROSPECTUS

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	3
WHERE YOU CAN FIND MORE INFORMATION	3

INCORPORATION OF INFORMATION THAT WE FILE WITH

THE SECURITIES AND EXCHANGE COMMISSION	4
RISK FACTORS	5
DESCRIPTION OF THE DIVIDEND REINVESTMENT PLAN	5
USE OF PROCEEDS	15
LEGAL MATTERS	15
EXPERTS	15
INDEMNIFICATION	15

We have not authorized anyone to provide you with information that is different from what is contained in this prospectus.  The Plan is not available to any person to whom we may not legally offer it.  The date of this prospectus is November 16, 2006. You should not assume that the information in this prospectus is still accurate as of any later date.

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission relating to the offer and sale of shares of our common stock.  This prospectus does not include all of the information in the registration statement, but provides you with a general description of the securities offered and the Plan.  The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us, the Plan and the securities offered.  The registration statement can be read at the Securities and Exchange Commission web site or at the Securities and Exchange Commission offices. See “Where You Can Find More Information” for more information.

When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus, including the information incorporated by reference.  We have not authorized anyone to provide you with different information.  We are not offering the securities in any state or jurisdiction where the offer is prohibited.  You should not assume that the information in this prospectus or any document incorporated by reference is truthful or complete at any date mentioned other than on the cover page of these documents.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our” or similar references mean Premier Community Bankshares, Inc. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

Our corporate headquarters are located at 4095 Valley Pike, Winchester, Virginia 22601, and our phone number is 540-869-6600. We also maintain a web site at www.pcbi.com that contains information relating to us and our business.

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room.  In addition, our Securities and Exchange Commission filings are available to the public at the Securities and Exchange Commission’s web site at www.sec.gov.

This prospectus is part of a registration statement filed by us with the Securities and Exchange Commission. Because the rules and regulations of the Securities and Exchange Commission allow us to omit certain portions of the registration statement from this prospectus, this prospectus does not contain all of the information set forth in the registration statement. You may review the registration statement and the exhibits filed with it for further information regarding us and the shares of our common stock being sold by this prospectus. The registration statement and its exhibits may be inspected at the Securities and Exchange Commission’s web site or at its public reference room at the address set forth above.

INCORPORATION OF INFORMATION THAT WE FILE

WITH THE SECURITIES AND EXCHANGE COMMISSION

The Securities and Exchange Commission allows us to “incorporate by reference” into this prospectus the information in documents we file with it.  This means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care.  When we update the information contained in documents that have been incorporated by reference by making future filings with the Securities and Exchange Commission, the information incorporated by reference in this prospectus is considered to be updated automatically and superseded.  In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.  We incorporate by reference the specific documents listed below and any documents we file with the Securities and Exchange Commission in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed, except that we are not incorporating by reference any document or information that is only “furnished” to the Securities and Exchange Commission or that is otherwise not deemed to be filed with the Securities and Exchange Commission under those sections.

The following documents, which provide certain information about us, are incorporated by reference in this prospectus:

1.	Annual report on Form 10-K for the fiscal year ended December 31, 2005;

2.	Quarterly reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006;

3.

Current reports on Form 8-K filed on January 3, 2006, January 17, 2006 (with respect to entering into a merger agreement), January 17, 2006 (with respect to the appointment of a director), March 20, 2006, April 17, 2006, April 20, 2006, May 26, 2006, July 7, 2006, July 17, 2006, August 14, 2006 and September 18, 2006 and our current report on Form 8-K/A filed on November 16, 2006; and

4.	The description of our common stock as set forth in our current report on Form 8-K filed on November 16, 2006.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to termination of the offering shall be deemed to be incorporated by reference into this prospectus and to be a part of it from the date of filing of such documents.  Any statement in this prospectus or in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that the statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference into this prospectus.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates documents by reference that are not presented or delivered with this prospectus.  We will provide without charge to each person, including any beneficial owner, to whom this prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated into this prospectus and deemed to be part of it, other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents.  These documents are available upon request by contacting Premier Community Bankshares, Inc. c/o John A. Willingham, 4095 Valley Pike, Winchester, Virginia 22602 or by calling 540-450-3077.

RISK FACTORS

There are risks and uncertainties involved with an investment in shares of our common stock. See the “Risk Factors” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q, which we file with the Securities and Exchange Commission and incorporate by reference into this prospectus, for a discussion of the factors that should be considered in connection with such an investment.

DESCRIPTION OF THE DIVIDEND REINVESTMENT PLAN

The following questions and answers constitute a description of the provisions of our Dividend Reinvestment Plan.

Purpose and Advantage

1.	What is the purpose of the Plan?

The purpose of the Plan is to provide participants with a simple, convenient and economical method of investing cash dividends paid on shares of our common stock for the purchase of additional shares of our common stock.  The Plan allows participants to have all or a portion of cash dividends paid on their shares of common stock automatically reinvested in shares of our common stock without incurring brokerage commissions, service charges and other related expenses which are normally paid when purchasing our common stock. Additionally, the Plan allows us to retain funds normally used to pay dividends for general corporate purposes if we issue shares directly to participants.

2.	What are the advantages of the Plan?

Participants may increase their holding of shares of common stock with the reinvestment of cash dividends received on previously owned shares of common stock registered in their names without incurring any service charges and without payment of brokerage commissions in connection with purchases under the Plan.

Regular account statements provide each participant in the Plan with a record of each transaction.  Participation in the Plan is entirely voluntary.  You may join or terminate your participation at any time prior to a particular dividend record date by making timely written notice to the Plan Administrator, subject to your eligibility to participate and the payment of termination fees (see Questions 4 and 19).

Plan Administration

3.	Who administers the Plan for participants?

Registrar and Transfer Company is our transfer agent and, as the Plan Administrator, administers the Plan for participants by maintaining records, sending account statements to participants and performing other duties relating to the Plan.  Shares of common stock purchased under the Plan are registered in the name of the Plan Administrator’s nominee and are credited to the accounts of the participants in the Plan.

Registrar and Transfer Company can be contacted at:

Registrar and Transfer Company

Attn: Dividend Reinvestment Plan Department

10 Commerce Drive

P.O. Box 664

Cranford, New Jersey 07016

Phone Number: 1-800-368-5948

We may change the Plan Administrator at any time at our sole discretion.

We will bear all costs of administering the Plan, except as described under Question 14 below.

Participation

4.	Who is eligible to participate?

Any holder of record who owns shares of our common stock is eligible to participate in the Plan.  Beneficial owners of shares of common stock whose shares are registered in names other than their own may participate by requesting their broker or nominee to transfer their shares into their own name or requesting that the broker or nominee enroll in the Plan on their behalf.

The right to participate in the Plan is not transferable to another person apart from a transfer of a participant’s shares of our common stock. Shareholders who reside in jurisdictions in which it is unlawful for a shareholder to participate in the Plan are not eligible to participate in the Plan.

5.	How does an eligible shareholder participate?

To participate in the Plan, a shareholder of record must complete an Authorization Form and return it to the Plan Administrator.  Copies of the Authorization Form may be obtained at any time by written request to Registrar and Transfer Company, 10 Commerce Drive, P.O. Box 664, Cranford, New Jersey 07016, Attn: Dividend Reinvestment Department, online at www.rtco.com, or by calling (800) 368-5948.

Beneficial owners of shares of common stock should contact their broker or nominee regarding participation in the Plan.

6.	When may an eligible shareholder join the Plan?

Any shareholder of record of our common stock may enroll in the Plan at any time.  If the Authorization Form is received by the Plan Administrator no fewer than five business days before the record date for a dividend payment, and the participant elects to reinvest the dividends in shares of our common stock, such reinvestment of dividends will begin with that dividend payment.  If the Authorization Form is received later than as described above, the shareholder will be eligible for participation in the program following the payment date of such dividend, and the reinvestment of dividends through the Plan will begin with the next dividend.

Please note that the Plan does not represent any change in our dividend policy or a guarantee of the payment of any future dividends.

7.	What does the Authorization Form provide?

The Authorization Form directs us to pay to the Plan Administrator for the account of the participating shareholder of record all dividends paid on the shares credited to the participant’s account under the Plan.  It also appoints the Plan Administrator (or such other Plan administrator as we may from time to time designate) as agent for the shareholder and directs such agent to apply all of such dividends for the purchase of additional shares of common stock in accordance with the terms and conditions of the Plan.

8.	May a shareholder have dividends reinvested under the Plan with respect to less than all of the shares of common stock registered in that shareholder’s name?

Yes. A shareholder may elect to have the dividends received on some or all of his or her shares reinvested. The Plan does not require a minimum number of shares to participate.

Optional Cash Payments

9.	May a participant elect to make additional cash payments under the Plan?

No.  The Plan does not permit optional, additional purchases.

Purchases

10.	How will purchases be made?

Shares of our common stock needed to fund the Plan may be:

(i)	acquired by the Plan Administrator on the open market;

(ii)	issued directly by us from authorized but unissued shares; or

(iii)	through a combination of (i) and (ii), above.

Open market purchases under the Plan will be made on each “Investment Date,” which will be the first business day following a dividend payment date or as soon as practicable thereafter.  Purchases of shares of common stock will be made at the direction of the Plan Administrator or its selected broker/dealer.  Such purchases will be made in accordance with applicable state and federal securities laws and regulations.  No interest or earnings will be paid by the Plan Administrator on dividend payments pending their investment in shares of our common stock.

In the event applicable law or the closing of the securities markets requires temporary curtailment or suspension of open market purchases of the shares of our common stock, the Plan Administrator is not accountable for its inability to make purchases at such time.  If shares of our common stock are not available for purchase for a period longer than 30 days from the prior dividend payment date, the Plan Administrator will promptly mail to each participant a check in the amount of any unapplied funds in the participant’s account.

11.	How many shares of common stock will be purchased for participants?

The number of shares that will be purchased for each participant on any dividend payment date will depend on the amount of the participant’s cash dividend and the purchase price of the shares of our common stock.  Each participant’s account will be credited with that number of shares (including fractional shares computed to four decimal places) equal to the total amount to be invested, divided by the applicable purchase price as defined in Question 12 (also computed to four decimal places).

12.	What will be the price of shares of common stock purchased under the Plan?

In making purchases of shares of our common stock for a participant’s account associated with each Investment Date, the Plan Administrator will commingle the participant’s funds with those of other participants under the Plan.

With respect to shares purchased on the open market, the price of shares of our common stock purchased for participants under the Plan with reinvested dividends on their shares of common stock for each Investment Date will be equal to the average price of all shares of common stock purchased on the Investment Date by the Plan Administrator on behalf of the Plan.

With respect to shares purchased directly from us, the price of such shares will be the closing price of shares of our common stock as quoted on the NASDAQ Capital Market as of the close of business on the business day immediately preceding the applicable Investment Date.  The Plan Administrator shall have no responsibility with respect to the value of the shares of our common stock acquired under the Plan.

13.	How are dividends on shares purchased through the Plan applied?

The purpose of the Plan is to provide the participant with a convenient method of purchasing shares of common stock and to have the dividends on those shares reinvested.  Accordingly, dividends paid on shares held in the Plan will be automatically reinvested in additional shares of common stock unless and until the participant elects in writing to terminate participation in the Plan.

Costs to Participants

14.	Are there any expenses to participants in connection with purchases under the Plan?

No.  Participants will make purchases of shares of common stock under the Plan without the payment of brokerage commissions, and we will pay all fees in connection with purchases of shares of our common stock purchased on the Investment Date.  There are no service charges to participants in connection with purchases of shares of common stock under the Plan.  All costs of administration of the Plan are paid by us.

However, there will be a $10 fee if a participant requests to withdraw from the Plan.  Upon a participant’s withdrawal from the Plan, a certificate will be issued for all whole shares and a check will be issued for the cash payment to be made for any fraction of a share.  In addition, if a participant requests the Plan Administrator to sell his or her shares in the event of his or her withdrawal from the Plan, the participant will pay the applicable brokerage commission associated with the sale of such shares, any required transfer tax, and applicable service charges.

There is also a $15 fee to sell shares under the Plan (Question 18 below).

Reports to Participants

15.	How will participants be advised of their purchases of shares of common stock?

As soon as practicable after each purchase, each participant will receive an account statement from the Plan Administrator.  These statements are the participant’s continuing record of the purchase price of the shares of common stock acquired and the number of shares acquired, and should be retained for tax purposes.  Participants will also receive, from time to time, communications sent to all record holders of the shares of our common stock. These communications will include, among other things, proxy statements and annual reports to shareholders.

Dividends

16.	Will participants be credited with dividends on shares held in their account under the Plan?

Yes.  The participant’s account will be credited with dividends paid on whole shares and fractional shares credited to the participant’s account.  The Plan Administrator will automatically reinvest the cash dividends received for the purchase of additional shares of our common stock.

Stock Certificates

17.	Will stock certificates be issued for shares of common stock purchased?

The Plan Administrator will hold all stock certificates representing the shares of common stock purchased under the Plan in the name of its nominee.  Normally, certificates for shares of our common stock purchased under the Plan will not be issued to participants.  The number of shares credited to an account under the Plan will be shown on the participant’s account statement.  This feature protects against loss, theft or destruction of stock certificates.

The participant may receive certificates for whole shares accumulated in his or her account under the Plan by sending a written request to the Plan Administrator.  Participants may request periodic issuance of certificates, without charge, for all full shares in the account.  When certificates are issued to the participant, future dividends on such shares will continue to be reinvested in additional shares of common stock, unless the participant withdraws from the Plan.  Any undistributed shares will continue to be reflected in the participant’s account.  No certificates representing fractional shares will be issued.

The participant’s rights under the Plan and shares credited to the account of the participant under the Plan may not be pledged.  A participant who wishes to pledge such shares must request that certificates for such shares be issued in his or her name.

Accounts under the Plan are maintained in the names in which the certificates of participants were registered at the time they entered the Plan.  Additional certificates for whole shares will be similarly registered when issued.

Sale of Shares from the Plan

18.	How does a participant sell shares from the Plan?

A participant may request in writing that any or all of the whole shares credited to his or her account be sold by a Plan Administrator.  If such sale is requested, the sale will be made for the account of the participant by the Plan Administrator’s broker within ten business days after receipt of the request at the prevailing market price at the time of such sale.  Within ten business days after the sale, the participant will receive from the Plan Administrator a check for the proceeds of the sale less the $15 processing fee, any applicable brokerage commission and any transfer tax.  The signature on any request for sales in excess of $10,000 or higher must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member  in good standing of the Securities Transfer Agents’ Medallion Program.

Because the Administrator will sell the shares on behalf of the Plan, neither we nor any participant in the Plan has the authority or power to control the timing or pricing of shares sold or the selection of the broker making sales.  Therefore, you will not be able to precisely time the sale of your shares through the Plan, and you will bear the market risk associated with fluctuations in the price of our common stock.  Accordingly, if you send in a request to sell shares, it is possible that that the market price of our common stock could go down or up before the broker sells your shares. In addition, you will not earn interest on a sales transaction.

Withdrawal from the Plan

19.	How does a participant withdraw from the Plan?

A participant may withdraw from the Plan at any time by sending a written withdrawal notice to the Plan Administrator and a payment of a $10 termination fee. Notice received after a particular dividend record date will be effective following the payment date of such dividend and the crediting of shares for such dividend to the participant’s account. (See Question 3 for the full name and address of the Plan Administrator). When a participant withdraws from the Plan or upon termination of the Plan by us, certificates for whole shares credited to the participant’s account under the

Plan will be issued and a cash payment will be made for any fraction of a share (see Question 20). Certificates will be registered in the name of the participant.

Upon withdrawal from the Plan, the participant may also request that all of the shares credited to his or her account be sold by the Plan Administrator. If such sale is requested, the sale will be made for the account of the participant by the Plan Administrator’s broker within ten business days after receipt of the request at the prevailing market price at the time of such sale. Within ten business days after the sale, the participant will receive from the Plan Administrator a check for the proceeds of the sale less the $15 processing fee, any applicable brokerage commission and any transfer tax. The signature on any request for sales in excess of $10,000 or higher must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program.

20.	What happens to a fraction of a share when a participant withdraws from the Plan?

When a participant withdraws from the Plan, a cash adjustment representing the value of any fraction of a share then credited to the participant’s account will be mailed directly to the participant. The cash adjustment will be based on the closing price of the shares of common stock on the date on which the termination is processed by the Plan Administrator. In no case will certificates representing a fractional share interest be issued.

Other Information

21.	What happens if we issue a stock dividend, declare a stock split or make a rights offering?

Any shares representing stock dividends or stock splits distributed by us on shares credited to the account of a participant under the Plan will be added to the participant’s account. Shares representing stock dividends or split shares distributed on shares registered in the name of the participant will be mailed directly to such participant in the same manner as to shareholders who are not participating in the Plan.

In the event we make a rights offering of any of our securities to holders of our common stock, participants in the Plan will be notified by us in advance of the commencement of the offering. Participants should instruct the Plan Administrator to transfer whole shares into their own names prior to the record date for such offering if they wish to exercise such rights. If no such instructions are received by the Plan Administrator prior to such record date, then such rights shall terminate with respect to both the participant and the Plan Administrator.

22.	How will a participant’s shares held under the Plan be voted at meetings of shareholders?

Shares credited to the account of a participant under the Plan (other than fractional shares) will be automatically added to the shares covered by the proxy sent to the shareholder with respect to his or her other shares of our common stock and may be voted by such holder pursuant to such proxy. The Plan Administrator will forward any proxy solicitation materials relating to the shares of common stock held by the Plan to the participating shareholder.

Where no instructions are received from a participant with respect to a participant’s shares held under the Plan, or otherwise, such shares shall not be voted unless the participant votes such shares in person.

23.	What are the income tax consequences of participation in the Plan?

In general, a participant in the Plan has the same federal and state income tax obligations with respect to dividends credited to his or her account under the Plan as other holders of shares of common stock who elect to receive cash dividends directly. A participant is treated for income tax purposes as having received, on the dividend payment date, a dividend in an amount equal to the fair market value of the shares of common stock credited to his or her account under the Plan, even though that amount was not actually received by the participant in cash, but, instead, was applied to the purchase of additional shares for his or her account. In addition, any brokerage commissions and service charges paid by us on behalf of the participant are deemed to constitute dividend income by the Internal Revenue Service. Such amounts, if any, will be included on any annual information return filed by us with the Internal Revenue Service, a copy of which will be sent to the participant.

In the case of corporate shareholders, the full amount of dividends reinvested will be eligible for the dividends-received deduction available under the Internal Revenue Code.

The cost basis of each share of common stock credited to a participant’s account pursuant to the Plan is the fair market value of the share of our common stock on the Investment Date, and the holding period for such shares begins on the day following the Investment Date.

The receipt by a participant of certificates representing whole shares previously credited to his or her account under the Plan upon withdrawal from the Plan or pursuant to the request of the participant will not result in the recognition of taxable income. A participant will recognize a gain or loss when shares are sold on behalf of the participant upon withdrawal from the Plan or when the participant sells shares after the participant’s withdrawal from the Plan.

All participants are advised to consult with their own tax advisors to determine the particular tax consequences that may result from their participation in the Plan and the subsequent sale by them of shares purchased pursuant to the Plan.

24.	What are our responsibilities under the Plan?

We shall interpret the Plan, and all such interpretations and determinations made by us shall be conclusive. The terms and conditions of the Plan, the Authorization Form, the Plan’s operation, and a participant’s account will be governed by the laws of the Commonwealth of Virginia and the rules and regulations of the Securities and Exchange Commission. The terms of the Plan and the Authorization Form cannot be changed by oral agreement.

We and the Plan Administrator, in administering the Plan, will not be liable for any act done in good faith or for the good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon such participant’s death or judicially declared in competency or with respect to the prices at which shares are purchased for the participant’s account, and the times when such purchases are made, with respect to any loss or fluctuation in the market value after purchase of shares, or with respect to any sales of shares of common stock made under the Plan on behalf of the participant.

25.	Who bears the risk of market price fluctuations in the shares of common stock?

A participant’s investment in shares acquired under the Plan is no different from direct investment in shares of our common stock. The participant bears the risk of loss and realizes the benefits of any gain from market price changes with respect to all such shares held in the Plan, or otherwise. Neither we nor the Plan Administrator makes any representations with respect to the future value of the shares of our common stock purchased under the Plan. The participant should recognize that we, the Plan Administrator and related parties cannot assure the participant of realizing any profits or protect the participant against a loss related to investment in the shares of our common stock purchased or sold under the Plan. THE SHARES OF COMMON STOCK PURCHASED IN ACCORDANCE WITH THE PLAN DO NOT CONSTITUTE SAVINGS ACCOUNTS OR DEPOSITS ISSUED BY A SAVINGS INSTITUTION OR BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

26.	May the Plan be changed or discontinued?

The Plan may be amended, suspended, modified or terminated at any time by our Board of Directors without the approval of the participants. Thirty calendar days notice of any suspension, termination or amendment or modification that would have a material adverse effect on the participants’ rights under the Plan will be sent to all participants, who shall at all times have the right to withdraw from the Plan.

We or the Plan Administrator may terminate a shareholder’s individual participation in the Plan at any time by written notice to the shareholder. In the event the Plan Administrator does not receive instructions from the participant, it will send the participant a certificate for the number of full shares held for the participant under the Plan and a check for any fractional share.

USE OF PROCEEDS

To the extent shares of common stock used to fund the dividend reinvestment Plan are purchased on the open market, there will be no proceeds from the issuance of shares to participants in the Plan. The net proceeds from the sale of newly issued shares of common stock issued under the Plan will be used for general corporate purposes.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Williams Mullen, Richmond, Virginia.

EXPERTS

The consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2005, incorporated by reference in this prospectus, have been audited by Yount, Hyde & Barbour, P.C., an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated by reference, and are incorporated in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION

Our directors and executive officers are entitled to indemnification as expressly permitted by the provisions of the Virginia Stock Corporation Act, as amended, and our Articles of Incorporation. We also have directors’ and officers’ liability insurance, which provides, in general, insurance to our directors and officers against loss by reason of any of their wrongful acts, subject to the terms and conditions of the policy. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is a summary of the fees and expenses to be incurred by the Registrant in connection with the distribution of the securities registered under this registration statement.

Securities and Exchange Commission Registration Fee	$ 770*
Accounting Fees and Expenses	1,000
Legal Fees and Expenses	5,000
Printing Expenses	3,000
Miscellaneous Expenses	230	Total	10,000

____________

*Represents actual expenses. All other expenses are estimates.

Item 15.	Indemnification of Directors and Officers

Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia, as amended (the “Code”), permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his or her good faith belief that he or she has met the standard of conduct prescribed by the Code and furnishes the corporation a written undertaking to repay any funds advanced if it is ultimately determined that he or she did not meet the relevant standard of conduct. In addition, a corporation is permitted to indemnify a director or officer against liability incurred in a proceeding if a determination has been made by the disinterested members of the board of directors, special legal counsel or shareholders that the director or officer conducted himself or herself in good faith and otherwise met the required standard of conduct. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which a director or officer is adjudged to be liable to the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director or officer has met the relevant standard of conduct. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that he or she improperly received a personal benefit. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification against the reasonable expenses incurred by a director or officer is mandatory when he or she entirely prevails in the defense of any proceeding to which he or she is a party because he or she is or was a director or officer.

The Articles of Incorporation of the Registrant contain provisions indemnifying the directors and officers of the Registrant to the full extent permitted by Virginia law. In addition, the Articles of Incorporation of the Registrant eliminate the personal liability of the Registrant’s directors and officers to the Registrant or its shareholders for monetary damages to the full extent permitted by Virginia law.

Item 16.	Exhibits.

Exhibit No.	Document

3.1	Amended and Restated Articles of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2000.

3.2	Bylaws of the Registrant (restated in electronic format as of August 8, 2006), incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K dated August 14, 2006.

5.1	Opinion of Williams Mullen.

23.1	Consent of Williams Mullen (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Powers of attorney (included on signature page).

Item 17.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(B)

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(6)           That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Frederick, Commonwealth of Virginia, on this 16th day of November, 2006.

PREMIER COMMUNITY BANKSHARES, INC.

By:	/s/ Donald L. Unger
Donald L. Unger
President and Chief Executive Officer

Each of the undersigned hereby appoints Donald L. Unger and John A. Willingham, each of whom may act individually, as attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this Registration Statement, with any schedules or exhibits thereto, and any and all supplements or other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Donald L. Unger Donald L. Unger	President and Chief Executive Officer and Director (Principal Executive Officer)	November 16, 2006
/s/ John A. Willingham John A. Willingham	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 16, 2006
/s/ John K. Stephens John K. Stephens	Chairman of the Board and Director	November 16, 2006

Signature	Title	Date
/s/ Walter H. Aikens Walter H. Aikens	Director	November 16, 2006
/s/ Thomas M. Boyd, Jr. Thomas M. Boyd, Jr.	Director	November 16, 2006
/s/ Mensel Dean Mensel Dean	Director	November 16, 2006
/s/ Clifton L. Good Clifton L. Good	Director	November 16, 2006
/s/ Stephen T. Heitz Stephen T. Heitz	Director	November 16, 2006
/s/ D. Frank Hill, III D. Frank Hill, III	Director	November 16, 2006
/s/ Joseph W. Hollis Joseph W. Hollis	Director	November 16, 2006
/s/ Meryl G. Kiser Meryl G. Kiser	Director	November 16, 2006

Signature	Title	Date
Wayne B. Ruck	Director
Paul R. Yoder, Jr.	Director
/s/ James C. Youngblood James C. Youngblood	Director	November 16, 2006

EXHIBIT INDEX

Exhibit No.	Document

3.1	Amended and Restated Articles of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2000.

3.2	Bylaws of the Registrant (restated in electronic format as of August 8, 2006), incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K dated August 14, 2006.

5.1	Opinion of Williams Mullen.

23.1	Consent of Williams Mullen (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Powers of attorney (included on signature page).